Exhibit 10.ii.b.

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of December 1, 2005 by and between The Mosaic Company, a Delaware corporation (the “Company”), and U.S. Agri-Chemicals Corporation, a Florida corporation (“USAC”).

RECITALS

WHEREAS, the Company, Mosaic Fertilizer, LLC, a Delaware limited liability company and a subsidiary of the Company (“Mosaic Fertilizer”), USAC and Sinochem Corporation, a corporation organized under the laws of the People’s Republic of China, have entered into an Asset Purchase Agreement dated October 13, 2005 (the “Purchase Agreement”) providing for, among other things, (i) the sale to Mosaic Fertilizer by USAC of certain equipment, spare parts and certain other tangible assets of USAC (the “Phosphate Assets”) and the S-1 Property (as defined in the Purchase Agreement) and (ii) in consideration therefor, the issuance by the Company to USAC of a number of shares (the “Shares”) of common stock, $0.01 par value per share, of the Company (the “Common Stock”) obtained by dividing the Phosphate Asset Purchase Price and the S-1 Purchase Price (each as defined in the Purchase Agreement) by $13.17;

WHEREAS, the parties hereto hereby desire to set forth the rights of the holders of the Registrable Securities (as hereinafter defined) to, and the Company’s obligations to, cause the registration of the resale of the Registrable Securities pursuant to the Securities Act (as hereinafter defined);

WHEREAS, Section 7.1(h) of the Purchase Agreement provides that, as a condition to USAC’s obligations to effect the sale of the Assets and the other transactions contemplated by the Purchase Agreement, USAC and the Company shall have executed and delivered this Agreement and this Agreement shall remain in full force and effect; and

WHEREAS, USAC acknowledges that the Company has entered into a Registration Rights Agreement dated January 26, 2004 (the “Cargill Registration Rights Agreement”) with Cargill, Incorporated (“Cargill”) pursuant to which Cargill and/or certain other holders of the Company’s securities, under certain circumstances, may have registration rights with respect to shares of Common Stock that are superior to the rights granted hereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the following meanings:

“Agreement” has the meaning set forth in the first paragraph above.

“Cargill” has the meaning set forth in the Recitals.

“Cargill Registration Rights Agreement” has the meaning set forth in the Recitals.

“Closing Date” means the “Phosphate Closing Date” as defined in Section 2.5 of the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the first paragraph above.

“Demand Registration” has the meaning set forth in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” has the meaning set forth in Section 8.1.

“Person” means any individual, corporation, association, limited liability company, partnership, trust or estate, unincorporated organization, joint venture, a government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Piggyback Registration” has the meaning set forth in Section 4.1.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Qualified Holders” means the holders of a majority of the Registrable Securities then outstanding.

“Registrable Securities” means (a) the Shares, (b) any shares of Common Stock issued or issuable with respect to the Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (c) all shares of Common Stock issued or issuable to a holder of the Shares in respect of any shares of Common Stock acquired by the holder pursuant to any of the transactions described in the preceding clause (b). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) they have been distributed to the public pursuant to an offering registered under the Securities Act, (ii) they have been sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or (iii) at the time of any Demand Registration or Piggyback Registration they, together with all other Registrable Securities held by the holder thereof, have satisfied the two-year holding period required by paragraph (k) of Rule 144 under the Securities Act and are legally permitted to be publicly sold without registration with the SEC pursuant to paragraph (k) of Rule 144.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” has the meaning set forth in the Recitals.

“Shelf Registration” has the meaning set forth in Section 3.2.

“Suspension Period” has the meaning set forth in Section 6.2.

“USAC” has the meaning set forth in the first paragraph above.

“Violation” has the meaning set forth in Section 8.1.

2. Restriction on Transfer. Until the 18-month anniversary of the Closing Date, USAC will not sell, transfer or otherwise dispose of, directly or indirectly, any of the Shares to any Person who is not an Affiliate of USAC (a “Third Person”), unless such transaction is approved in advance by the Company in its sole discretion. Any sale, transfer or other disposition made in violation of this Section 2 shall be null and void, and the Company shall not register any such sale, transfer or other disposition in its books and records. Upon original issuance of the Shares, each certificate representing the Shares shall include a legend in substantially the following form:

“The securities represented by this certificate may only be transferred pursuant to the provisions of a Registration Rights Agreement, dated as of December 1, 2005, as amended from time to time, between the issuer and U.S. Agri-Chemicals Corporation, copies of which are on file at the principal office of the issuer”

Each certificate representing the Shares issued to USAC or to any subsequent holder of such shares shall also include a legend in substantially the following form; provided, however, that such legend shall not be required if (i) a transfer is being made in connection with a sale of the Shares registered under the Securities Act or in connection with Rule 144 under the Securities Act, or (ii) upon receipt by the Company of an opinion of counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act:

“The securities represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, transferred, offered or otherwise disposed of in the absence of an effective registration statement under applicable securities laws or an opinion of counsel reasonably satisfactory to The Mosaic Company that such registration is not required.”

3. Demand Registration.

3.1 Requests for Registration. At any time beginning 30 days prior to the 18-month anniversary of the Closing Date, the Qualified Holders may, subject to Section 3.2, request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any similar short-form registration statement (a “Demand Registration”), provided that no such Demand Registration shall be required to become effective before the 18-month anniversary of the Closing Date. If for any reason the Company is not eligible to file a

Demand Registration on Form S-3 or any similar short-form registration statement, then the Company shall effect such Demand Registration using such form as the Company is then eligible to use. The request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Within ten days after receipt of such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to Section 3.3, shall include as part of such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice by such holders.

3.2 Limitations on Demand Registration. The holders of the Registrable Securities shall be entitled to request one (1) Demand Registration with respect to Registrable Securities; provided, that, the aggregate offering price of Registrable Securities requested to be registered in such Demand Registration must be equal to at least $10 million. The holders of a majority of the Registrable Securities which are included in a Demand Registration may require the Company to file such Demand Registration with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”).

3.3 Priority on Demand Registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing, with a copy to be delivered to all the holders of Registrable Securities, that, in their opinion, the number of Registrable Securities requested to be included in such offering exceeds the number of securities which can be sold therein without materially adversely affecting the marketability of the offering and within a price range acceptable to the holders of a majority of the Registrable Securities requesting registration, the Company shall first include in such registration, prior to the inclusion of any securities which are not Registrable Securities, the Registrable Securities requested to be included which in the opinion of such underwriters can be sold without materially adversely affecting the marketability of the offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such requesting holder.

3.4 Restrictions on Registration. The Company shall not be obligated to effect a Demand Registration within 270 days after the effective date of a registration of Common Stock in which the holders of Registrable Securities were given piggyback rights pursuant to Section 4 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Company furnishes to the Qualified Holders a certificate signed by the Chief Financial Officer of the Company stating that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its subsidiaries to engage in any financing, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or other significant transaction; provided, that, in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as the permitted Demand Registration hereunder; and provided, further, that the Company may not exercise this deferral right more than once in any 12-month period.

3.5 Selection of Underwriters. The Company shall have the right to select the investment banker(s) and manager(s) to administer the offering in connection with a Demand Registration, subject to the approval of the holders of a majority of the Registrable Securities included in such Demand Registration (which approval shall not be unreasonably withheld or delayed).

4. Piggyback Registrations.

4.1 Right to Piggyback. At any time beginning 30 days prior to the 18-month anniversary of the Closing Date, whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration which shall be governed by Section 3, and registrations related solely to employee benefit plans or a Rule 145 transaction) and both (i) the registration form to be used may be used for the registration of Registrable Securities, and (ii) the registration is reasonably expected to become effective after the 18-month anniversary of the Closing Date (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to the terms hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 21 days after such holders receive the Company’s notice.

4.2 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration (a) first, the securities the Company proposes to sell, (b) second, any securities Cargill proposes to sell pursuant to the Cargill Registration Rights Agreement, (c) third, the Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder and (d) fourth, other securities requested to be included in such registration.

4.3 Priority on Other Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than holders of Registrable Securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (a) first, the securities requested to be included therein by the holders requesting such registration, (b) second, any securities Cargill proposes to sell pursuant to the Cargill Registration Rights Agreement, (c) third, the Registrable Securities requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of Registrable Securities owned by each such holder and (d) fourth, other securities requested to be included in such registration.

4.4 Selection of Underwriters. The Company shall have the right to select the investment banker(s) and manager(s) to administer the offering in connection with any Piggyback Registration.

5. Holdback Agreements. Each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, or engage in any hedging transactions relating to the same, during the 30 days prior to and the 90-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration, in each case pursuant to which such holder’s Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering agree otherwise.

6. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

6.1    prepare and file with the Commission a registration statement and such amendments and supplements as may be necessary with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective;

6.2    notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days (or until the distribution described in the registration statement has been completed) (or, in the case of a Shelf Registration, a period ending on the earlier of (i) the date on which all Registrable Securities have been sold pursuant to the Shelf Registration or have otherwise ceased to be Registrable Securities, and (ii) the 24-month anniversary of the effective date of such Shelf Registration) and comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement; provided, however, that at any time, upon written notice to the participating holders of Registrable Securities and for a period not to exceed forty-five (45) days thereafter (the “Suspension Period”), the Company may suspend the use or effectiveness of any registration statement (and the holders of Registrable Securities participating in such offering hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. No more than two (2) such Suspension Periods shall occur in any twelve (12) month period. In the event that the Company shall exercise its rights hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive thirty (30) days with the consent of the holders of at least a majority of the Registrable Securities proposed to be sold by the holders participating in such offering. If so directed by the Company, the holders of Registrable Securities shall use their commercially reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice;

6.3    furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

6.4    use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, however, that the Company shall not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction);

6.5    promptly notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the sellers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, in which event the period mentioned in Section 6.2 shall be extended by the length of the period from and including the date when each seller of such Registrable Securities shall have received such notice to the date on which each such seller has received the copies of the supplemented or amended prospectus contemplated under this Section 6.5;

6.6    cause all such Registrable Securities to be listed on each securities exchange and/or quotation system on which similar securities issued by the Company are then listed and/or quoted;

6.7    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

6.8    enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

6.9    make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

6.10    otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

6.11    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order; and

6.12    use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities.

The holders of the Registrable Securities agree to comply with any prospectus delivery and/or notice requirements under the Securities Act then in effect, and agree to not use any “free-writing” prospectus in connection with the sale of any Registrable Securities.

7. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement (whether with respect to a Demand Registration or Piggyback Registration), including, without limitation, all registration and filing fees, fees of any transfer agent and registrar, fees and expenses of compliance with securities or blue sky laws, printing expenses, fees and disbursements of counsel for the Company, fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration, fees and expenses of the Company’s independent certified public accountants, fees and expenses of underwriters (but specifically excluding underwriters fees, discounts, commissions and similar payments attributable to the Registrable Securities included in such registration), the Company’s internal expenses and the expenses and fees for listing the securities to be registered on each securities exchange or quotation system on which similar securities issued by the Company are then listed or quoted, shall be borne by the Company.

8. Indemnification.

8.1 In connection with any Demand Registration or Piggyback Registration, the Company agrees to indemnify, to the extent permitted by law, each holder of Registrable

Securities, the partners or officers, directors and equity holders of such holder, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities (joint or several) and expenses incurred by such party arising out of, based upon or caused by any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, Exchange Act or any state securities laws; and the Company will reimburse each such holder, each of its partners, officers, directors and equity holders, and each Person controlling such holder for any legal or other expenses reasonably incurred, as such expenses are incurred, by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action (x) to the extent that it is caused by a Violation that occurs in reliance upon and in conformity with any information furnished in writing to the Company by such holder, and stated to be specifically for use in such registration, or (y) insofar as it relates to any untrue or alleged untrue statement of material fact, or any omission or alleged omission of a material fact required to be stated in the registration statement or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus is filed with the Commission pursuant to Rule 424(b) (the “Final Prospectus”), if a copy of the Final Prospectus was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

8.2 In connection with any Demand Registration or Piggyback Registration in which a holder of Registrable Securities is participating, each such holder agrees to indemnify, to the extent permitted by law, the Company, its directors, officers, any other holder selling securities in such Demand Registration or Piggyback Registration, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities (joint or several) and expenses arising out of, based upon or caused by any Violation, but only (i) to the extent that such Violation is caused by any information furnished in writing by such holder, and stated to be specifically for use in such registration, or (ii) insofar as they relate to any untrue or alleged untrue statement of material fact, or any omission or alleged omission of a material fact required to be stated in the registration statement or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the Final Prospectus is filed with the Commission, if a copy of the Final Prospectus was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to such loss, liability, claim or damage; and such holder will reimburse the Company and each such Person for any legal or other expenses reasonably incurred, as such expenses are incurred, by any of them in connection with investigating or defending any such loss, claim, damage, liability or expense; provided, that, the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

8.3 Any Person entitled to indemnification hereunder shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party’s ability to defend such claim), and (b) unless in the written opinion of legal counsel to such indemnified or indemnifying parties a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall be obligated to pay the fees and expenses of one counsel (but not more than one) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment (with written advice of counsel) of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

8.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any partner, officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. Each party also agrees to make such provisions, as are reasonably requested by the other party, for contribution in the event the indemnification provided for in this Agreement is unavailable for any reason.

9. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company and (b) completes and executes all questionnaires, powers of attorney and other documents reasonably required under the terms of such underwriting arrangements; provided, that, no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except to the extent of the indemnification provided in Section 8.

10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of any Registrable Securities to the public without registration after the 18-month anniversary of the Closing Date, the Company agrees to use commercially reasonable efforts to:

10.1 File, as and when applicable, with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

10.2 After the 18-month anniversary of the Closing Date, if the Company is not required to file reports pursuant to the Exchange Act, upon the request of any holder of Registrable Securities, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act.

11. Miscellaneous.

11.1 Effective Date. This Agreement shall not be effective (and the parties hereto shall not be bound by any obligations hereunder) until the Closing Date. In the event that the Purchase Agreement is terminated without consummation of the transactions contemplated therein, this Agreement shall automatically terminate without any action on the part of either party to this Agreement and neither party hereto shall have any liability or obligation to the other party under this Agreement.

11.2 No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

11.3 Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages are not an adequate remedy for any breach of the provisions of this Agreement and that any party may apply for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

11.4 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of (a) the Company and (b) the holders of a majority of the Registrable Securities then outstanding.

11.5 Successors, Assigns and Subsequent Holders.

(a) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and the permitted assigns of the parties hereto.

(b) The rights to cause the Company to register Registrable Securities pursuant to this Agreement may not be assigned without the prior written consent of the Company. No assignment or transfer pursuant to this Section 11.5 shall be effective unless and until (i) the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

11.6 Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement of the parties hereto with respect to the subject matter contained herein, and supersede and preempt all prior agreements, negotiations, discussions and understandings among the parties hereto with respect to such subject matter.

11.7 Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law and in such a way as to, as closely as possible, achieve the intended economic effect of such provision and this Agreement as a whole, but if any provision contained herein is, for any reason, held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or any other provisions hereof, unless such a construction would be unreasonable.

11.8 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given upon delivery (a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested or (d) if sent by reputable overnight courier service (providing proof of delivery); and shall be addressed as follows:

To the Company: The Mosaic Company Atria Corporate Center, E490 3033 Campus Drive Plymouth, Minnesota 55441 Attention: Richard L. Mack Facsimile: (763) 577-2990	with a copy to: Dorsey & Whitney LLP 50 South Sixth Street Minneapolis, Minnesota 55402 Attention: Robert A. Rosenbaum, Esq. Facsimile: (612) 340-7800

To USAC: USAC Holdings, Inc. 2701 N. Rocky Pointe Drive Suite 1030 Tampa, Florida 33607 Attention: Mr. Hongwei Yang, President Facsimile: (813) 289-2954	with a copy to: Peterson & Myers, P.A. 141 5th Street N.W. Winter Haven, Florida 33881 Attention: David Alexander III, Esq. Facsimile: (863) 299-5498

11.9 Governing Law. THE DOMESTIC LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF DELAWARE WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

11.10 Submission to Jurisdiction; Waiver of Jury Trial. (a) Each of the parties hereby irrevocably submits in any suit, action or proceeding arising out of or related to this Agreement, or any of the transactions contemplated hereby or thereby, to the exclusive jurisdiction of any state or federal court located in Wilmington, Delaware, and, to the extent permissible by law, waives any and all claims and objections that any such court is an inconvenient forum.

(b) EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN OR AMONG ANY OF THE PARTIES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.11 Attorneys’ Fees. Except as otherwise specifically provided herein, in the event of any action or suit based upon or arising out of any actual or alleged breach by any party of any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses of such action or suit from the losing party, in addition to any other relief ordered by the court.

11.12 Signatures; Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. A facsimile signature will be considered an original signature.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed the day and year first above written.

THE MOSAIC COMPANY

By:
Name: Title:
U.S. AGRI-CHEMICALS CORPORATION

By:
Name: Title:

Signature Page

to the

Registration Rights Agreement